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                                                                    Exhibit 99.2

[ATX LOGO]


FOR IMMEDIATE RELEASE

CONTACT INFORMATION:

LEGAL/INVESTOR CONTACTS:
Winston Black
Director, Corporate Development
212-509-4166

MEDIA CONTACTS:
Garfield Group Public Relations
Grant Evans
215-867-8600, Ext. 271
gevans@garfieldgroup.com

            ATX ANNOUNCES COURT CONFIRMATION OF REORGANIZATION PLAN

                         SET TO EMERGE FROM CHAPTER 11

KING OF PRUSSIA, Pa. - April 14, 2005 - ATX Communications, Inc. ("ATX" or the "Company"), which through its subsidiaries is a leading provider of integrated communications services, announced today that the U.S. Bankruptcy Court for the Southern District of New York has confirmed the Company's Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan"). This step in the Chapter 11 process follows overwhelming support for the Plan by creditors, evidenced by the fact that more than 95% of the dollar amount of claims voted in favor of the Plan. ATX expects that the Plan will become effective and ATX will emerge from Chapter 11 by the end of this month, following all regulatory approvals.

As previously announced, key elements of the Plan include:

o Discharging of all of the Company's pre-petition senior secured and other debt obligations;

o Global settlements of all aspects of ATX's outstanding litigation with incumbent local phone companies operated by SBC and Verizon; and

o ATX becoming a majority owned subsidiary of Leucadia National Corp. (NYSE &
  PCX: LUK), a diversified holding company.

o "ATX and its many constituencies can celebrate this monumental event," said ATX's current President and Chief Executive Officer Thomas Gravina, who will continue as Chairman of the Board following the Plan's effective date. "The Court's approval of our Plan, along with the significant support shown by all constituents involved, serve as clear validation of our Chapter 11 reorganization. We are extremely pleased that, upon consummation of the Plan, ATX will emerge with a clean balance sheet, healthy and profitable operations, and a highly experienced and successful financial sponsor. Most importantly, we salute the resolve and dedication of our employees and the loyalty of our customers, who together have proven our ability to deliver on our promise of actively helping businesses and consumers communicate with peak reliability, efficiency, and security. The basic values and priorities this Company established 20 years ago continue to drive the organization forward, and we look forward to the many new opportunities available to the Company following completion of our reorganization."

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ABOUT ATX

Tracing its roots back to 1985, ATX Communications, Inc. is a holding company which, through various wholly owned subsidiaries, is a super-regional provider of integrated traditional and "next gen" Internet and voice communications, managed security services, and other mission-critical applications to businesses and consumers in targeted markets throughout the Mid-Atlantic and Great Lakes regions of the United States. Through its various subsidiaries, ATX currently serves approximately 250,000 business and residential customers. For more information, visit ATX online at WWW.ATX.COM.

ABOUT LEUCADIA

Leucadia National Corporation is a holding company engaged in a variety of businesses, including telecommunications (principally through WilTel Communications Group, Inc.), healthcare services (through Symphony Health Services, LLC), manufacturing (through its Plastics Division), real estate activities, winery operations, development of a copper mine (through its 72.5% interest in MK Resources Company) and property and casualty reinsurance.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "anticipate," "plan," "will," "expects," "projects," "positioned," "strategy," "targeted" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. Such factors include, without limitation: receipt of the requisite support pursuant to federal bankruptcy laws for a proposed plan of reorganization from those entitled to vote on the proposed plan of reorganization; meeting the requirements of the federal bankruptcy code for confirmation of a proposed plan of reorganization; judicial approval of a proposed plan of reorganization in accordance with all relevant bankruptcy laws; the potential adverse impact of the Chapter 11 proceedings on the Company's revenues, liquidity or results of operations; the ability of the Company to obtain trade credit and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; the ability to remain in compliance with all required ratios and covenants contained in agreements governing its indebtedness; the pace at which new competitors enter the Company's markets; competitive responses of other carriers; the execution and renewal of interconnection agreements with incumbent local exchange carriers on terms satisfactory to the Company; acceptance of the Company's services by new and existing customers; regulatory, legislative, and judicial developments affecting the communications industry and the Company's business; the Company's ability to collect its accounts receivable in a timely manner; effective management of administrative, technical, operational, and financial issues presented by the Company's business plan and chapter 11 proceeding; potential adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; the Company's ability to attract and retain customers; general economic and business conditions; technological developments; the Company's ability to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, all in a timely manner at reasonable costs and on satisfactory terms and conditions; assumptions about customer acceptance, churn rates, overall market penetration and competition from providers of alternative services. The Company assumes no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements. Investors are directed to examine the Company's SEC filings and submissions to the Bankruptcy Court, which more fully describe the risks and uncertainties associated with the Company's business.

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